Form 8-K for CROWN PARTNERS INC.

1-Aug-2008

Change in Directors or Principal Officers

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On August 1, 2008, Crown Equity Holdings Inc. (the "Company") appointed Arnulfo Saucedo as Chairman of the Board of Directors to fill the vacancy caused by Claudia McDowell resignation. Hirbod Toorminaei resigned as Executive Vice President of Marketing and Development. Both resignations were to pursue other opportunities.